UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 06, 2025

SKY CONSTANT CENTURY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54956	46-2323674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1805-06, Tower 6, 33 Canton Road

Tsim Sha Tsui, Hong Kong

(Address of principal executive offices & zip code)

(+86) 18217702866

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 6, 2025, Sky Constant Century Inc. (the “Company”) announced that it has completed in-depth negotiations with LUMA 108 Holdings Group (“LUMA 108 Group”) and has formally initiated a comprehensive strategic cooperation between the two parties. The cooperation will focus on three core areas — new retail operations, mobile energy storage technology, and digital economy ecosystem development — to leverage mutual resources, technological capabilities, and distribution channels in creating a “digital + green” integrated industrial model.

LUMA 108 Group is an innovative technology company specializing in new retail and digital applications. It has established a dual-core structure of “e-commerce consumer services + mobile energy storage technology.” Its e-commerce platform serves over ten million users and more than 100,000 merchant partners, promoting the digital transformation of traditional retail through an integrated “product attraction + consumer activation” model. In its energy storage segment, the group holds multiple core patents, with products distributed across 30 provinces in China and growing international market penetration of approximately 30% annually. The group maintains long-term relationships with outdoor equipment distributors and emergency service providers and has achieved five consecutive years of revenue growth with profit margins above 20%.

Mr. Jiang Huibin, Chairman of LUMA 108 Group, is a recognized young leader in the digital economy and green energy sector. He has over a decade of industry experience and has played a pivotal role in building two core brands while leading the group’s public listing initiative on the OTC market, which is currently under preparation and planned for 2025. He has been named one of “China’s Top 10 Innovative Economic Figures of 2023” and serves as a national-level entrepreneurship mentor and industry standard contributor. His strategic vision and execution capabilities are expected to provide a strong foundation for the long-term partnership between the two companies.

The integration of digital economy and green energy is a global trend driving sustained demand in both new retail and mobile energy storage fields. The comprehensive cooperation between the Company and LUMA 108 Group is expected to create synergistic value across technological, commercial, and capital dimensions. Both parties have reached a broad consensus on key cooperation principles and will continue to advance detailed implementation plans and internal approvals in an orderly manner.

As of the date of this report, no binding agreements have been executed. The Company will comply with SEC disclosure requirements and timely update the market on any material developments arising from this strategic cooperation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SKY CONSTANT CENTURY INC.
(Name of Registrant)

Date: November 06, 2025	By:	/s/ Zhiyang Zhang
	Name:	Zhiyang Zhang
	Title:	Chief Executive Officer

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